                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2000 (June 27, 2000)
                                                 -------------  -------------


                          American Tower Corporation
                         ----------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                 001-14195       65-0723837
---------------------------------  -----------   ------------------
   (State or Other Jurisdiction    (Commission     (IRS Employer
       of Incorporation)           File Number)  Identification No.)

     116 Huntington Avenue
     Boston, Massachusetts                              02116
---------------------------------------            ---------------
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (617) 375-7500
                                                    --------------

Item 5.  Other Events

     On June 27, 2000, American Tower Corporation (the "Company," "we," "us," or "our") completed the sale of 12.5 million shares of Class A Common Stock to Lehman Brothers Inc., as underwriter, for $41.125 per share. The Company expects to use the net proceeds from the sale of approximately $513.6 million to finance construction activities and pending and future acquisitions and for general working capital purposes. The sale was made pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-37988) and is described in the Prospectus Supplement dated June 22, 2000 (the "Prospectus Supplement") to the Prospectus dated June 22, 2000 forming part of the registration statement.

     In addition, certain stockholders of the Company sold an aggregate of 1,182,000 shares for $41.125 per share, or net proceeds of approximately $48.6 million. The selling stockholders consisted of (1) Steven B. Dodge, Chairman of the board of directors, president and chief executive officer (500,000 shares);
(2) Alan L. Box, a director and executive vice president (75,000 shares); (3) Steven J. Moskowitz, executive vice president and general manager of the Company's Northeast region (25,000 shares); (4) Douglas C. Wiest, chief operating officer, (32,000 shares); (5) Joseph L. Winn, chief financial officer and treasurer (150,000 shares); (6) Chase Equity Associates, L.L.C. (154,991 shares); and (7) Chase Manhattan Capital, L.P. (245,009 shares). Arnold L. Chavkin, a director, is a general partner of Chase Capital Partners, which indirectly controls Chase Equity Associates and Chase Manhattan Capital. These individual sales were pursuant to the provisions of Rule 144 under the Securities Act of 1933.

     We are providing the following financial data as supplemental information.

Selected Financial Data

   We have derived the following selected financial data (which is identical to pages S-10 and S-11 of the Prospectus Supplement) from our historical consolidated financial statements and our unaudited pro forma condensed consolidated financial statements. The selected financial data should be read in conjunction with our historical financial statements. Prior to our separation from our former parent on June 4, 1998, we operated as a subsidiary of American Radio Systems and not as an independent company. Therefore, our results of operations for that period may be different from what they would have been had we operated as a separate, independent company.

  Year-to-year comparisons are significantly affected by our acquisitions and construction of towers, both of which have been numerous during the periods presented.

   The pro forma balance sheet data gives effect, as of March 31, 2000, to the pro forma transactions not then completed; the remaining portions of the AirTouch and AT&T transactions, and to our sale of 12.5 million shares to Lehman Brothers Inc. The pro forma statement of operations data and other operating data gives effect to the pro forma transactions and to that sale, as if each had occurred on January 1, 1999. We use the term pro forma transactions to mean certain of our major acquisitions and financings as follows:

  . the OmniAmerica, TeleCom and UNIsite mergers, and the AirTouch, AT&T and ICG transactions,

  . our public offerings of Class A common stock in February 1999 and our private placement of Class A common stock in February 1999, and

  .  our convertible notes private placements in October 1999 and February
     2000.

   Pro forma transactions do not include all of the completed or pending acquisitions or pending construction. We have not adjusted the pro forma selected financial data to reflect exchanges of our convertible notes for shares of our Class A common stock in May and June 2000.

   We account for all of the included mergers and acquisitions as purchases. This means that for accounting and financial reporting purposes, we include the results of operations and assets and liabilities of the acquired companies with ours only after closing the transaction. The pro forma financial data reflects certain adjustments, as explained elsewhere in this prospectus supplement. Therefore, any comparison of the pro forma financial data with the historical financial data for periods before 1999 is inappropriate.

   Divisional cash flow means income (loss) from operations before depreciation and amortization, tower separation expense, development expense and corporate general and administrative expense, plus interest income, TV Azteca, net. Tower separation expense refers to the one-time expense incurred as a result of our separation from American Radio Systems. Development expense means the cost incurred in connection with the integration of acquisitions and development of new business initiatives. EBITDA means operating income (loss) before depreciation and amortization and tower separation expense, plus interest income, TV Azteca, net. After-tax cash flow means income (loss) before extraordinary losses, plus depreciation and amortization.

   We do not consider divisional cash flow, EBITDA and after-tax cash flow as a substitute for alternative measures of operating results or cash flow from operating activities or as a measure of our profitability or liquidity. These measures of performance are not calculated in accordance with generally accepted accounting principles. However, we have included them because they are used in the communications site industry as a measure of a company's operating performance. More specifically, we believe they can assist in comparing company performances on a consistent basis without regard to depreciation and amortization. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions are involved, or on non-operating factors including historical cost bases. We believe divisional cash flow is useful because it enables you to compare our divisional performance before the effect of tower separation, development and corporate general and administrative expenses that do not relate directly to performance.

                           AMERICAN TOWER CORPORATION
                           SELECTED FINANCIAL DATA(1)

                             July 17, 1995            Year Ended                  Year Ended          Three Months Ended
                          (inception) through        December 31,              December 31, 1999        March 31, 2000
                             December 31,     -----------------------------  ----------------------  ---------------------
                                1995(1)        1996      1997       1998     Historical   Pro Forma  Historical  Pro Forma
                          ------------------- -------  ---------  ---------  -----------  ---------  ----------  ---------
                                                    (in thousands, except per share data)
Statements of Operations
 Data:
Operating revenues......        $   163       $ 2,897  $  17,508  $ 103,544  $   258,081  $ 376,735  $ 115,517   $124,001
                                -------       -------  ---------  ---------  -----------  ---------  ---------   --------
Operating expenses:
 Operating expenses
  excluding depreciation
  and amortization,
  tower separation,
  development and
  corporate general and
  administrative
  expenses..............             60         1,362      8,713     61,751      155,857    235,248     79,708     84,157
 Depreciation and
  amortization..........             57           990      6,326     52,064      132,539    240,470     55,198     70,186
 Tower separation
  expense...............                                             12,772
 Development
  expense(2)............                                                           1,607      1,607        988        988
 Corporate general and
  administrative
  expense...............            230           830      1,536      5,099        9,136     11,936      3,431      3,431
                                -------       -------  ---------  ---------  -----------  ---------  ---------   --------
Total operating
 expenses...............            347         3,182     16,575    131,686      299,139    489,261    139,325    158,762
                                -------       -------  ---------  ---------  -----------  ---------  ---------   --------
(Loss) income from
 operations.............           (184)         (285)       933    (28,142)     (41,058)  (112,526)   (23,808)   (34,761)
Interest expense........                                  (3,040)   (23,229)     (27,492)   (67,777)   (32,150)   (32,408)
Interest income and
 other, net.............                           36        251      9,217       19,551     19,551      2,586      2,586
Interest income TV
 Azteca, net of interest
 expense of $160
 (related party)........                                                                                 2,308      2,308
Minority interest in net
 earnings of
 subsidiaries(3)........                         (185)      (193)      (287)        (142)      (142)       (36)       (36)
                                -------       -------  ---------  ---------  -----------  ---------  ---------   --------
Loss before income taxes
 and extraordinary
 losses.................           (184)         (434)    (2,049)   (42,441)     (49,141)  (160,894)   (51,100)   (62,311)
Benefit (provision) for
 income taxes...........             74           (45)       473      4,491         (214)    43,885     13,440     16,978
                                -------       -------  ---------  ---------  -----------  ---------  ---------   --------
Loss before
 extraordinary losses...        $  (110)      $  (479) $  (1,576) $ (37,950) $   (49,355) $(117,009) $ (37,660)  $(45,333)
                                =======       =======  =========  =========  ===========  =========  =========   ========
Basic and diluted loss
 per common share before
 extraordinary
 losses(4)..............        $ (0.00)      $ (0.01) $   (0.03) $   (0.48) $     (0.33) $   (0.70) $   (0.24)  $  (0.27)
                                =======       =======  =========  =========  ===========  =========  =========   ========
Basic and diluted
 weighted average common
 shares outstanding(4)..         48,732        48,732     48,732     79,786      149,749    167,922    156,515    169,015
                                =======       =======  =========  =========  ===========  =========  =========   ========
Other Operating Data:
Divisional cash flow....        $   103       $ 1,535  $   8,795  $  41,793  $   102,224  $ 141,487  $  38,117   $ 42,152
EBITDA..................           (127)          705      7,259     36,694       91,481    127,944     33,698     37,733
EBITDA margin...........           (N/A)         24.3%      41.5%      35.4%        35.4%      34.0%      28.6%      29.9%
After-tax cash flow.....            (53)          511      4,750     14,114       83,184    123,461     17,538     24,853
Cash provided by (used
 for) operating
 activities.............            (51)        2,230      9,913     18,429       97,011               (12,429)
Cash used for investing
 activities.............                                (216,783)  (350,377)  (1,137,700)             (900,242)
 . Cash provided by
 financing activities...             63           132    209,092    513,527      879,726             1,028,192

                            December
                              31,      December 31, 1999      March 31, 2000
                           ---------- -------------------- --------------------
                           1997 1998  Historical Pro Forma Historical Pro Forma
                           ---- ----- ---------- --------- ---------- ---------
Tower Data:
Towers operated at end of
 period(5)...............  674  2,492   5,067      9,644     8,837     10,000
Towers constructed during
 period(6)...............   84    503   1,045        N/A       304        N/A

                                           December 31,                       March 31, 2000
                          ------------------------------------------------ ---------------------
                          1995(1)   1996     1997       1998       1999    Historical Pro Forma
                          -------  ------- --------  ---------- ---------- ---------- ----------
                                                     (in thousands)
Balance Sheet Data:
Cash and cash
 equivalents............  $   12   $ 2,373 $  4,596  $  186,175 $   25,212 $  140,733 $  140,733
Working capital
 (deficiency), excluding
 current portion of
 long-term debt.........     (40)      663   (2,208)     93,602     19,156    129,814    127,614
Property and equipment,
 net....................   3,759    19,710  117,618     449,476  1,092,346  1,668,854  1,668,854
Unallocated purchase
 price..................                                                                 411,007
Total assets............   3,863    37,118  255,357   1,502,343  3,018,866  4,255,140  4,619,345
Long-term debt,
 including current
 portion but excluding
 convertible notes......             4,535   90,176     281,129    138,563    829,007    659,042
Convertible notes, net
 of discount............                                           602,259  1,054,600  1,054,600
Total stockholders'
 equity.................   3,769    29,728  153,208   1,091,746  2,145,083  2,176,423  2,708,393

--------------------
(1) We were organized on July 17, 1995.
(2) Development expenses prior to 1999 were immaterial.
(3) Represents the minority interest in net earnings of our non-wholly-owned subsidiaries.
(4) We computed historical basic and diluted loss per common share before extraordinary losses using the weighted average number of shares outstanding during each period presented. Shares outstanding following the separation from American Radio Systems are assumed to be outstanding for all periods presented prior to June 4, 1998. We computed pro forma basic and diluted loss per common share before extraordinary loss using the number of shares expected to be outstanding following the pro forma transactions and our sale of 12.5 million shares described in this prospectus supplement. Shares issuable upon exercise of options and other common stock equivalents have been excluded from the computations as their effect is anti-dilutive.
(5) Includes information with respect to our company only and assumes completion of all pending transactions, including those not in the pro forma transactions. Excludes towers under construction. See note (6) below.
(6) Includes towers constructed in each period by us, including those constructed for and owned by third parties. Excludes towers constructed by acquired companies prior to acquisition.

Unaudited Pro Forma Condensed Consolidated Financial Statements

     The attached presents the Company's unaudited pro forma condensed consolidated balance sheet as of March 31, 2000 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 and notes thereto (all of which are substantially identical to pages S-18 to S-25 of the Prospectus Supplement).

     To the extent required, these pro forma statements have been adjusted for the pro forma transactions and the sale of 12.5 million shares. The pro forma transactions consist of:

     o the OmniAmerica, TeleCom and UNIsite mergers and the AirTouch, AT&T and ICG transactions,

     o  the Company's Class A Common Stock financings in February 1999, and

     o the Company's convertible notes private placements in October 1999 and February 2000.

     The pro forma financial statements do not reflect all of the Company's completed or pending acquisitions. The adjustments assume that all pro forma transactions were completed on January 1, 1999, in the case of the unaudited pro forma condensed consolidated statements of operations. The adjustments assume that the then pending pro forma transactions were completed as of March 31, 2000 in the case of the unaudited pro forma condensed consolidated balance sheet. You should read the pro forma financial statements in conjunction with the historical financial statements included in the Company's 1999 Annual Report on Form 10-K, the Company's March 31, 2000 Quarterly Report on Form 10-Q and the Company's Current Report on Form 8-K dated March 30, 2000. Although the AirTouch and AT&T transactions do not involve the acquisition of a business, pro forma information related to these transactions is provided, as the Company believes such information is material.

     The pro forma financial statements may not reflect the Company's financial condition or its results of operations had these events actually occurred on he dates specified. They also may not reflect the Company's financial condition or results of operations as a separate, independent company during the periods presented. Finally, they may not reflect the Company's future financial condition or results of operations.

Unaudited Pro Forma Condensed Consolidated Balance Sheet              6
as of March 31, 2000 and Notes Thereto

Unaudited Pro Forma Condensed Consolidated Statement of Operations    8
for the Year Ended December 31, 1999 and Notes Thereto

Unaudited Pro Forma Condensed Consolidated Statement of Operations    11
for the Three Months Ended March 31, 2000 and Notes Thereto

                           AMERICAN TOWER CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 March 31, 2000
                                 (in thousands)

                                     Adjustments for Pro Forma for Adjustments Pro Forma
                                        Pro Forma      Pro Forma     for Our    for Our
                          Historical Transactions(a) Transactions    Sale(b)      Sale
                          ---------- --------------- ------------- ----------- ----------
         ASSETS
Cash and cash
 equivalents............  $  140,733                  $  140,733               $  140,733
Accounts receivable,
 net....................      87,852                      87,852                   87,852
Other current assets....      74,929                      74,929                   74,929
Notes receivable........     115,312                     115,312                  115,312
Property and equipment,
 net....................   1,668,854                   1,668,854                1,668,854
Unallocated purchase
 price..................                $411,007         411,007                  411,007
Intangible assets, net..   1,945,305                   1,945,305                1,945,305
Deferred tax asset......     123,585                     123,585                  123,585
Deposits and other
 assets.................      98,570     (46,802)         51,768                   51,768
                          ----------    --------      ----------    ---------  ----------
  Total.................  $4,255,140    $364,205      $4,619,345               $4,619,345
                          ==========    ========      ==========    =========  ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities,
 excluding current
 portion of long-term
 debt...................  $  173,700    $  2,200      $  175,900               $  175,900
Other long-term
 liabilities............       6,215                       6,215                    6,215
Long-term debt,
 including current
 portion, other than
 convertible notes......     829,007     343,598       1,172,605    $(513,563)    659,042
Convertible notes, net
 of discount............   1,054,600                   1,054,600                1,054,600
Minority interest.......      15,195                      15,195                   15,195
Stockholders' equity....   2,176,423      18,407       2,194,830      513,563   2,708,393
                          ----------    --------      ----------    ---------  ----------
  Total.................  $4,255,140    $364,205      $4,619,345    $     --   $4,619,345
                          ==========    ========      ==========    =========  ==========



     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

   We have prepared the unaudited pro forma condensed consolidated balance sheet as of March 31, 2000 to give effect, as of that date, to the remaining portions of the AirTouch and AT&T transactions, the only pro forma transactions not completed by that date, and our sale of 12.5 million shares. We will account for the remaining portions of the AirTouch and AT&T transactions under the purchase method of accounting. We have not adjusted the pro forma condensed consolidated balance sheet to reflect exchanges of our convertible notes for shares of our Class A common stock in May and June 2000.

  (a) The following table sets forth the pro forma balance sheet adjustments as of March 31, 2000 (in thousands).

                                                                       Total
                                                                    Adjustments
                                                                        for
                                           AirTouch        AT&T      Pro Forma
                                          Transaction   Transaction Transactions
                                          -----------   ----------- ------------
                 ASSETS
  Unallocated purchase price(1)..........  $368,907       $42,100     $411,007
  Deposits and other assets..............   (46,802)                   (46,802)
                                           --------       -------     --------
    Total................................  $322,105       $42,100     $364,205
                                           ========       =======     ========

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities, excluding current
   portion of long-term debt.............                 $ 2,200     $  2,200
  Long-term debt, including current
   portion, other than convertible
   notes(2)..............................  $303,698        39,900      343,598
  Stockholders' equity...................    18,407(2)                  18,407
                                           --------       -------     --------
    Total................................  $322,105       $42,100     $364,205
                                           ========       =======     ========

   The following table sets forth the purchase prices and related pro forma financing of the transactions described above (in millions).

                                                       Purchase Price Borrowings
                                                       -------------- ----------
  AirTouch transaction................................     $368.9(2)    $303.7
  AT&T transaction....................................       42.1(3)      39.9

---------------------
(1) Upon completion of our evaluation of the purchase price allocations, we expect that the average life of the assets should approximate 15 years.
(2) As of March 31, 2000, we had closed on 1,180 of the 2,100 towers included in the AirTouch lease agreement, paid $449.5 million in cash and issued 3.0 million warrants to purchase shares of our Class A common stock at a price of $22.00 per share. We have valued the warrants at approximately $42.0 million. The warrants vest based on the percentage of towers closed to total towers in the lease agreement (2,100 towers). We estimate we will pay total consideration of approximately $368.9 million in cash to close on the remaining 920 towers.
(3) As of March 31, 2000, we had closed on 1,440 of the 1,942 towers included in the AT&T purchase agreement and paid $220.1 million in cash. We estimate we will pay approximately $42.1 million in cash to close on the remaining 500 towers; two towers will not be purchased.

  (b) To record the sale of 12.5 million shares of Class A common stock resulting in net proceeds of $513.6 million.

                           AMERICAN TOWER CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999
                     (in thousands, except per share data)

                                     Adjustments for Pro Forma for Adjustments
                                        Pro Forma      Pro Forma     for Our      Pro Forma for
                          Historical Transactions(a) Transactions     Sale          Our Sale
                          ---------- --------------- ------------- -----------    -------------
Operating revenues......   $258,081     $ 118,654      $ 376,735                    $ 376,735
Operating expenses
 excluding depreciation
 and amortization,
 development and
 corporate general and
 administrative
 expense................    155,857        79,391        235,248                      235,248
Depreciation and
 amortization...........    132,539       107,931        240,470                      240,470
Development expense.....      1,607                        1,607                        1,607
Corporate general and
 administrative
 expense................      9,136         2,800         11,936                       11,936
                           --------     ---------      ---------    --------        ---------
Loss from operations....    (41,058)      (71,468)      (112,526)                    (112,526)
                           --------     ---------      ---------    --------        ---------
Other (income) expense:
 Interest expense.......     27,492        81,370        108,862    $(41,085)(h)       67,777
 Interest income and
  other, net............    (19,551)                     (19,551)                     (19,551)
 Minority interest in
  net earnings of
  subsidiaries..........        142                          142                          142
                           --------     ---------      ---------    --------        ---------
Total other expense
 (income)...............      8,083        81,370         89,453     (41,085)          48,368
                           --------     ---------      ---------    --------        ---------
(Loss) income before
 income taxes and
 extraordinary loss.....    (49,141)     (152,838)      (201,979)     41,085         (160,894)
Benefit (provision) for
 income taxes(b)........       (214)       60,533         60,319     (16,434)          43,885
                           --------     ---------      ---------    --------        ---------
(Loss) income before
 extraordinary loss.....   $(49,355)    $ (92,305)     $(141,660)   $ 24,651        $(117,009)
                           ========     =========      =========    ========        =========
Basic and diluted loss
 per common share before
 extraordinary loss.....   $  (0.33)          N/A      $   (0.91)        N/A        $   (0.70)
                           ========     =========      =========    ========        =========
Basic and diluted common
 shares outstanding(c)..    149,749         5,673        155,422      12,500          167,922
                           ========     =========      =========    ========        =========


      See Notes to Unaudited Pro Forma Condensed Consolidated Statement of
                                  Operations.

                          NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

   The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 gives effect to the pro forma transactions and to our sale of 12.5 million shares, as if each of them had occurred on January 1, 1999. We have not adjusted the pro forma condensed consolidated statement of operations to reflect exchanges of our convertible notes for shares of our Class A common stock in May and June 2000.

(a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to: (1) reverse historical interest expense associated with the companies or assets included in the pro forma transactions, and (2) record an increase of net interest expense of $81.4 million for the year ended December 31, 1999 as a result of the increased debt, after giving effect to our February 1999 equity financings and our private notes placements in October 1999 and February 2000. Debt discount is being amortized using the effective interest method. Debt issuance costs are being amortized on a straight line basis over the term of the obligations. Amortization of debt discount and issuance costs are included within interest expense.

  We have also adjusted the results of operations to reverse historical depreciation and amortization expense associated with the companies or assets included in the pro forma transactions of $18.8 million and recorded depreciation and amortization expense of $107.9 million for the year ended December 31, 1999 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years.

  We have not carried forward certain corporate general and administrative expense of the prior owners into the pro forma condensed consolidated financial statements. These costs represent duplicative facilities and compensation to owners and/or executives we did not retain, including charges related to the accelerated vesting of stock options and bonuses that were directly attributable to the purchase transactions. Because we already maintain our own separate corporate headquarters, which provides services substantially similar to those represented by these costs, we do not expect them to recur following the acquisition. After giving effect to an estimated $2.8 million of incremental costs, we believe that we have existing management capacity sufficient to provide the services without incurring additional incremental costs.

The following table sets forth the detail for the pro forma transactions for the year ended December 31, 1999 (in thousands).

                    Omni
                   America  TeleCom   February      ICG     UNIsite    AirTouch       AT&T        Notes        Pro Forma
                   Merger    Merger   Offerings Transaction  Merger   Transaction  Transaction  Placements    Adjustments
                   -------  --------  --------- ----------- --------  -----------  -----------  ----------    -----------
Operating
 revenues........  $12,246  $  2,029              $41,756   $  8,018    $51,566(d)   $ 3,039(e)
Operating
 expenses
 excluding
 depreciation and
 amortization,
 and corporate
 general and
 administrative
 expenses........   12,257       549               32,256      7,234     19,400(f)     7,695(f)
Depreciation and
 amortization....    2,372     1,201               10,719      4,539                                           $  89,100
Corporate general
 and
 administrative
 expense.........    2,882    10,173                  321      8,580                                             (19,156)
                   -------  --------   -------    -------   --------    -------      -------     --------      ---------
(Loss) income
 from
 operations......   (5,265)   (9,894)              (1,540)   (12,335)    32,166       (4,656)                    (69,944)
Other (income)
 expense:
 Interest
  expense, net...      746       521   $(1,499)       802      8,078                             $(17,031)(g)     89,753
 Interest
  income.........      (14)                                   (1,021)                                              1,035
 Other, net......      816      (106)                  22     (4,026)                                              3,294
                   -------  --------   -------    -------   --------    -------      -------     --------      ---------
(Loss) income
 before income
 taxes and
 extraordinary
 loss............  $(6,813) $(10,309)  $ 1,499    $(2,364)  $(15,366)   $32,166      $(4,656)    $ 17,031      $(164,026)
                   =======  ========   =======    =======   ========    =======      =======     ========      =========
                      Total
                   Adjustments
                     for Pro
                      Forma
                   Transactions
                   ------------
Operating
 revenues........   $  118,654
Operating
 expenses
 excluding
 depreciation and
 amortization,
 and corporate
 general and
 administrative
 expenses........       79,391
Depreciation and
 amortization....      107,931
Corporate general
 and
 administrative
 expense.........        2,800
                   ------------
(Loss) income
 from
 operations......      (71,468)
Other (income)
 expense:
 Interest
  expense, net...       81,370
 Interest
  income.........
 Other, net......
                   ------------
(Loss) income
 before income
 taxes and
 extraordinary
 loss............   $(152, 838)
                   ============

-------------------
(b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final allocation of purchase price.

(c) Includes shares of Class A common stock issued pursuant to: the OmniAmerica merger--16.8 million, the TeleCom merger--3.9 million and our February offerings--26.2 million.

(d) Includes additional revenues calculated on a straight-line basis in accordance with terms stipulated in the AirTouch lease agreement, assuming all 2,100 towers are subleased. Approximately $3.5 million of existing third-party lease revenues has not been included.

(e) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AT&T and AT&T Wireless Services lease agreements, assuming the acquisition of all 1,942 towers. Approximately $7.6 million of existing third-party lease revenues has not been included.

(f) The towers involved in each of these acquisitions were operated as part of the wireless service divisions of AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. These operating expenses are based on management's best estimate and, as such, the actual expenses may be different than the estimate we have presented.

(g) $5,616,000 is attributable to our October private notes placement and $11,415,000 is attributable to our February private notes placement.

(h) To record a reduction in interest expense as a result of the use of proceeds from our sale of 12.5 million shares of Class A common stock. For purposes of the adjustments, we have used an interest rate of 8%.

                           AMERICAN TOWER CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       Three Months Ended March 31, 2000
                     (in thousands, except per share data)

                                      Adjustments for Pro Forma for Adjustments
                                         Pro Forma      Pro Forma     for Our       Pro Forma for
                          Historical  Transactions(a) Transactions     Sale           Our Sale
                          ----------  --------------- ------------- -----------     -------------
Operating revenues......  $ 115,517      $   8,484      $124,001                      $124,001
Operating expenses
 excluding depreciation
 and amortization,
 development and
 corporate general and
 administrative
 expenses...............     79,708          4,449        84,157                        84,157
Depreciation and
 amortization...........     55,198         14,988        70,186                        70,186
Development expense.....        988                          988                           988
Corporate general and
 administrative
 expense................      3,431                        3,431                         3,431
                          ---------      ---------      --------     --------         --------
Loss from operations....    (23,808)       (10,953)      (34,761)                      (34,761)
                          ---------      ---------      --------     --------         --------
Other (income) expense:
  Interest expense......     32,150         10,501        42,651     $(10,243) (f)      32,408
  Interest income and
   other, net...........     (2,586)                      (2,586)                       (2,586)
  Interest income TV
   Azteca, net of
   interest expense of
   $160 (related
   party)...............     (2,308)                      (2,308)                       (2,308)
Minority interest in net
 earnings of
 subsidiaries...........         36                           36                            36
                          ---------      ---------      --------     --------         --------
Total other (income)
 expense................     27,292         10,501        37,793      (10,243)          27,550
                          ---------      ---------      --------     --------         --------
(Loss) income before
 income taxes and
 extraordinary losses...    (51,100)       (21,454)      (72,554)      10,243          (62,311)
Benefit (provision) for
 income taxes(b)........     13,440          7,635        21,075       (4,097)          16,978
                          ---------      ---------      --------     --------         --------
(Loss) income before
 extraordinary losses...  $ (37,660)     $ (13,819)     $(51,479)    $  6,146         $(45,333)
                          =========      =========      ========     ========         ========
Basic and diluted loss
 per common share before
 extraordinary losses...  $   (0.24)           N/A      $  (0.33)         N/A         $  (0.27)
                          =========      =========      ========     ========         ========
Basic and diluted common
 shares outstanding.....    156,515            N/A       156,515       12,500          169,015
                          =========      =========      ========     ========         ========


      See Notes to Unaudited Pro Forma Condensed Consolidated Statement of
                                  Operations.

                          NOTES TO UNAUDITED PRO FORMA

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

   The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2000 gives effect to the pro forma transactions and to our sale of 12.5 million shares, as if each of them had occurred on January 1, 2000. We have not adjusted the pro forma condensed consolidated statement of operations to reflect exchanges of our convertible notes for shares of our Class A common stock in May and June.

(a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to record an increase in net interest expense of $10.5 million for the three months ended March 31, 2000 as a result of the increased debt after giving effect to the proceeds of the February 2000 notes placement. Debt issuance costs are being amortized on a straight-line basis over the term of the obligation. Amortization of issuance costs are included within interest expense.

  We have also adjusted the results of operations to record additional depreciation and amortization expense of $15.0 million for the three months ended March 31, 2000 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years.


  The table below sets forth the detail for the pro forma transactions for the three months ended March 31, 2000 (in thousands). The UNIsite operations for the 12 day period ended January 12, 2000 (acquisition closed January 13, 2000) have been excluded from the three month period ended March 31, 2000 pro forma statement of operations due to immateriality.

                                                                                   Total
                                                                              Adjustments for
                          AirTouch       AT&T      February 2000   Pro Forma     Pro Forma
                         Transaction  Transaction Notes Placement Adjustments  Transactions
                         -----------  ----------- --------------- ----------- ---------------
Operating revenues......   $7,753(c)     $ 731(d)                                $  8,484
Operating expenses
 excluding depreciation
 and amortization and
 corporate general and
 administrative
 expense................    2,949(e)     1,500(e)                                   4,449
Depreciation and
 amortization...........                                           $ 14,988        14,988
                           ------        -----                     --------      --------
Income (loss) from
 operations.............    4,804         (769)                     (14,988)      (10,953)
Other (income) expense:
  Interest expense,
   net..................                              $(1,439)       11,940        10,501
                           ------        -----        -------      --------      --------
Income (loss) before
 income taxes and
 extraordinary losses...   $4,804        $(769)       $ 1,439      $(26,928)     $(21,454)
                           ======        =====        =======      ========      ========

---------------------

(b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

(c) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AirTouch lease agreement. Approximately $3.5 million of annual existing third-party lease revenues has not been included.

(d) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AT&T and AT&T Wireless Services lease agreements. Approximately $7.6 million of annual existing third-party lease revenues has not been included.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN TOWER CORPORATION
                                         (Registrant)

Date:  June 29, 2000              By: /s/ Justin D. Benincasa
                                      --------------------------
                                      Name:   Justin D. Benincasa
                                      Title:  Vice President and
                                              Corporate Controller